EXHIBIT (j)(7)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 88 to the Registration Statement on Form N-1A ("Registration Statement") of our report dated February 14, 2003, relating to the financial statements and financial highlights of the Eaton Vance Low Duration Fund (the "Fund"), which appears in the December 31, 2002 Annual Report to Shareholders of the Fund, and of our report dated February 14, 2003, relating to the financial statements and supplementary data of the Investment Portfolio (the "Portfolio"), which appears in the December 31, 2002 Annual Report to Shareholders of the Portfolio, each of which are also incorporated by reference into the
Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
April 28, 2003